Exhibit 99.1

Arch Therapeutics Appoints James Sulat to Board of Directors

Extensive Healthcare Industry Experience Enhances Company

FRAMINGHAM, MA – August 20, 2015 — Arch Therapeutics, Inc. (OTCQB: ARTH) ("Arch" or the "Company"), developer of the AC5 Surgical Hemostatic Device™ (“AC5™”), has appointed James Sulat to its Board of Directors as an independent member, effective August 19, 2015. This brings the total number of Board members to three.

Mr. Sulat served as Chief Executive Officer and Chief Financial Officer of Maxygen Inc., a biopharmaceutical company focused on developing improved versions of protein drugs, from October 2009 to June 2013. Prior to this, he was Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors at Memory Pharmaceuticals Corp., which developed innovative drug candidates for the treatment of debilitating central nervous system disorders, from 2005 to 2008. He previously served in senior executive roles for R.R. Donnelley & Sons, Co., Chiron Corporation, Stanford Health Services, Inc., and Esprit de Corp, Inc. He currently serves as Chairman of the Board of Directors of Momenta Pharmaceuticals, Inc., a biotechnology company focused on the analysis, characterization and design of complex pharmaceutical products. He has additionally served on numerous boards including Valneva SE, AMAG Pharmaceuticals, Inc., diaDexus, Inc., and General Surgical Innovations, Inc. Mr. Sulat received a BS in Administrative Sciences from Yale University and an MBA and MS in Health Services Administration from Stanford University.

Dr. Avtar Dhillon, Chairman of Arch Therapeutics, Inc., said, “Jim Sulat will be a great addition to the boardroom. His executive leadership and corporate governance positions with public companies contribute to his exceptional qualifications. We look forward to working together with management in the drive to building value.”

Mr. Sulat said, “Having been involved with numerous companies in the healthcare industry, I understand the importance of technological innovation to advancing the state of care across a range of therapeutic areas. I am convinced that the technology being developed by Arch holds the potential to improve an impressive array of surgical procedures. I look forward to working with the Board as Arch continues its development path through clinical studies with the eventual goal of commercializing its products.”

Dr. Terrence Norchi, President and CEO of Arch Therapeutics, Inc., added, “Jim Sulat brings a tremendous amount of industry experience to Arch, and we intend to draw heavily on his insights and professional talents. He is knowledgeable, seasoned, insightful and exceptionally qualified, and his financial expertise promises to be of great benefit.”

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as the AC5 Surgical Hemostatic Device, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,
Terrence W. Norchi, MD
Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations
Toll Free: +1-855-340-ARTH (2784) (US and Canada)
Email: investors@archtherapeutics.com
Website: www.archtherapeutics.com

Or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com